Exhibit 99

Fitch Lowers Ford & FMCC's IDR to 'B+'; Assigns Recovery Ratings To Ford &
FMCC   Ratings
08 Jun 2006 12:35 PM (EDT)

Fitch Ratings-Chicago-08 June 2006: Fitch has downgraded the following long-term ratings for both Ford Motor Company (Ford) and Ford Motor Credit Company (FMCC) with a Negative Rating Outlook, and assigned the following Recovery Ratings (RRs):

Ford
--Issuer Default Rating (IDR) to 'B+' from 'BB';
--Senior unsecured to 'BB-/RR3' from 'BB'.

FMCC
--Issuer Default Rating (IDR) to 'B+' from 'BB'.

Fitch also affirms FMCC's senior unsecured debt at 'BB/RR2'.

Ford's newly assigned 'RR3' rating indicates average recovery prospects of 50-70% in the event that further deterioration in operating results eventually results in a filing for bankruptcy. FMCC's new 'RR2' rating indicates superior recovery prospects of 70-90%.

The downgrade and Negative Outlook reflect Fitch's expectation of persistent revenue deterioration through at least 2006 due to continued market share losses, deteriorating mix, price competition, a lack of key product introductions, coupled with lack of tangible progress in reducing its cost structure. Despite an aggressive spending plan in 2006 to reduce its fixed cost structure, persistently high commodity prices, and financial and operational stresses at Ford's supply base are likely to more than offset any progress in 2006, and Fitch expects that Ford will see little relief in either cost category over the near term. The unfavorable trend of revenues and key cost factors is expected to result in accelerated negative cash flows through 2006 and into 2007.

Ford will be challenged to reverse negative cash flows given a relatively sparse product pipeline over the next several years. Ford has taken a number of steps to address its fixed cost structure through employee buyouts (at Ford and at the reacquired Visteon assets), the recent health care agreement with the UAW and certain plant closures, although cash savings are likely to be insufficient to reverse negative cash flows prior to the 2007 UAW contract re-opening. Ford's latest restructuring program extends through the 2012, with the bulk of facility closures not commencing until after 2007, limiting Ford's ability to achieve near-term cost reductions. The success of the restructuring program will, to a large degree, depend on the success of the OEM's ability to negotiate further benefit reductions and operational flexibility in the 2007 contract. Ford's U.S. supplier base remains fragile throughout the supply chain, which could result in higher direct costs, manufacturing inefficiencies or production interruptions at Ford.

Although Ford has benefited from an improved passenger car portfolio and the strong market position of its core F-Series products, this has been insufficient to outpace the decline in midsize and large SUV sales, including the Explorer, which have historically been strong profit contributors. Ford also faces intensifying competition in the large pickup market from a refreshed GM lineup and the opening of a new Toyota plant later this year.

Ford Credit, a strong provider of dividends over the past several years, is expected to demonstrate significantly reduced profitability and dividends going forward, resulting from a smaller portfolio, a reduced benefit from lower loss accruals, and higher interest rates. Fitch also recognizes that Ford has shown improvement and profitability in its operations outside the United States, including Europe, its Premium Automotive Group (P.A.G.), Latin America, and in its Mazda holdings. Although Jaguar operations remain a significant drain on P.A.G., the turnaround in the consolidated group over the past several years has been a positive to this point.

Ford's 'RR3' Recovery Rating is based on an analysis of a potentially restructured Ford. Fitch's restructuring analysis incorporates a Chapter 11 filing of North American operations and would result in significant claims from working capital liabilities (trade creditors, dealers, fleet customers, etc.) in addition to unsecured debtholders. Fitch also factored in liabilities related to on and off-balance sheet liabilities that could augment claims. Fitch did not factor in claims related to potential termination or alteration of legacy OPEB and pension costs.

In the event of a filing, Fitch anticipates that Ford would not attempt to terminate its pension plans (for rationale, please see Fitch's report on General Motors dated March 1, 2006). Changes to OPEB liabilities, as with the recent agreement between Ford and the UAW, would have to be negotiated as part of a new labor agreement in the event of a Chapter 11 filing, without resulting in claims against the estate. The restructured enterprise value includes reduced production volumes and sufficient cost reductions to achieve a 3% operating margin in North America, plus asset values associated with international operations and its 100% ownership of Ford Credit.

Liquidity remains adequate to finance restructuring requirements and negative cash flows through the reopening of the UAW contract. Cash and short-term VEBA at March 31, 2006 totaled $23.7 billion, supplemented by long-term VEBA ($6.5 billion at yearend 2005) that could be utilized to fund health care expenditures over the near term. Over the past several years, with the assistance of dividends from Ford Credit and the sale of Hertz, Ford has been able to maintain a strong level of liquidity, and has modestly reduced debt.

Debt maturities remain very extended. Legacy liabilities are expected to decline in 2006 (although an accounting change will bring certain liabilities back on the balance sheet) due to Ford's recent health care agreement with the UAW and a re-measurement of health care and pension liabilities due to higher interest rates. However, potential pension legislation could accelerate funding requirements.

FMCC's IDR remains linked to those of Ford due to the close business relationship between them. Fitch expects FMCC's earnings and dividends to decline noticeably in 2006 primarily due to lower receivables outstanding and margins. FMCC has benefited from lower provision expense, as the quality of its receivables pool has increased, the pace of these improvements is expected to slow going forward. Fitch believes that FMCC maintains a good degree of liquidity relative to its rating. Supporting this is FMCC's ability to sell or securitize a broad spectrum of assets such as retail finance, lease, and wholesale loans. Moreover, FMCC continues to hold high cash balances and its assets mature faster than its debt. The 'RR2' Recovery Rating indicates superior recovery prospects on unsecured debt resulting from solid unencumbered asset protection, although discounted to account for stressed performance and/or disposition. For a breakdown of unencumbered asset coverage, please see Fitch's Credit Update on Ford Motor Credit, dated March 13, 2006 and available on the Fitch Ratings web site at 'www.fitchratings.com'.

Fitch has downgraded the following ratings with a Negative Rating Outlook:

Ford Motor Co.
--Issuer Default Rating (IDR) to 'B+' from 'BB';
--Senior debt to 'BB-/RR3' from 'BB'.

Ford Motor Credit Co.
--Issuer Default Rating (IDR) to 'B+' from 'BB'.

FCE Bank Plc
--Issuer Default Rating (IDR) to 'B+' from 'BB'.

Ford Capital B.V.

--Issuer Default Rating (IDR) to 'B+' from 'BB'.

Ford Credit Canada Ltd.
--Issuer Default Rating (IDR) to 'B+' from 'BB'.

Ford Motor Capital Trust II
--Preferred stock to 'B-/RR6' from 'B+'.

Ford Holdings, Inc.
--Issuer Default Rating (IDR) to 'B+' from 'BB';
--Senior debt to 'BB-/RR3' from 'BB'.

Ford Motor Co. of Australia
--Issuer Default Rating (IDR) to 'B+' from 'BB';
--Senior debt to 'BB-/RR3' from 'BB'.

Ford Credit Australia Ltd.
--Issuer Default Rating (IDR) to 'B+' from 'BB'.

PRIMUS Financial Services (Japan)
--Issuer Default Rating (IDR) to 'B+' from 'BB'.

Ford Credit de Mexico, S.A. de C.V.
--Issuer Default Rating (IDR) to 'B+' from 'BB'.

Ford Motor Credit Co. of New Zealand
--Issuer Default Rating (IDR) to 'B+' from 'BB'.

Ford Credit Co S.A. de CV
--Issuer Default Rating (IDR) to 'B+' from 'BB'.

Fitch has also taken the following rating actions:

Ford Motor Co.
--Short-term Issuer Default Rating (IDR), rated 'B', is withdrawn.

Ford Motor Credit Co.
--Short-term Issuer Default Rating (IDR) affirmed at 'B';
--Commercial paper affirmed at 'B';
--Senior debt affirmed at 'BB/RR2'.

FCE Bank Plc
--Senior Unsecured affirmed at 'BB/RR2'.
--Short-term Issuer Default Rating (IDR) affirmed at 'B';
--Commercial Paper affirmed at 'B';
--Short-term Deposits affirmed at 'B';

Ford Capital B.V.
--Senior Unsecured affirmed at 'BB/RR2'.

Ford Credit Canada
--Short-term Issuer Default Rating (IDR) affirmed at 'B';
--Commercial Paper affirmed at 'B';

--Senior Unsecured affirmed at 'BB/RR2'.

Ford Credit Australia Ltd.
--Senior Unsecured affirmed at 'BB/RR2';
--Short-Term IDR affirmed at 'B';
--Commercial Paper affirmed at 'B'.

PRIMUS Financial Services (Japan)
--Senior Unsecured affirmed at 'BB/RR2';
--Short-term IDR affirmed at 'B'.

Ford Motor Credit Co. of New Zealand
--Senior Unsecured affirmed at 'BB/RR2';
--Short-Term IDR affirmed at 'B';
--Commercial Paper affirmed at 'B'.

Ford Credit Co. S.A. de C.V.
--Senior Unsecured affirmed at 'BB/RR2'.

Fitch's Recovery Ratings (RR), introduced in 2005, are a relative indicator of creditor recovery on a given obligation in the event of a default. A broad overview of Fitch's RR methodology as it relates to specific sectors, including a Case Study webcast, can be found at 'www.fitchratings.com/recovery'.

Contact: Mark Oline +1-312-368-2073 or Richard Hilgert +1-312-606-2336, Chicago (Ford) or Christopher D. Wolfe +1-212-908-0771, New York (FMCC).

Media Relations: Brian Bertsch, New York, Tel: +1 212-908-0549; Kenneth Reed, New York, Tel: +1 212-908-0540.

Fitch's rating definitions and the terms of use of such ratings are available on the agency's public site, 'www.fitchratings.com'. Published ratings, criteria and methodologies are available from this site, at all times. Fitch's code of conduct, confidentiality, conflicts of interest, affiliate firewall, compliance and other relevant policies and procedures are also available from the 'Code of Conduct' section of this site.
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